UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Meetinghouse Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	45-4640630
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2250 Dorchester Avenue, Dorchester, Massachusetts	02124
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:  None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:  333-180026.

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, $0.01 par value per share

(Title of class)

Item 1.                                                         Description of Registrant’s Securities to be Registered

Incorporated by reference to the section of the Prospectus entitled “Description of Meetinghouse Bancorp Capital Stock,” initially filed on March 9, 2012 as part of the Registrant’s Registration Statement on Form S-1 (File No. 333-180026), as amended.

Item 2.                                                         Exhibits

1.                                      Copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders:

(a)                                 Articles of Incorporation, as amended

Incorporated by reference to Exhibits 3.1 and 3.3 of the Registrant’s Registration Statement on Form S-1 (File No. 333-180026), initially filed on March 9, 2012, as amended.

(b)                                 Bylaws

Incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-180026), initially filed on March 9, 2012, as amended.

(c)                                  Plan of Conversion

Incorporated by reference to Exhibit 2.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-180026), initially filed on March 9, 2012, as amended.

2.                                      A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-180026), initially filed on March 9, 2012, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MEETINGHOUSE BANCORP, INC.

Date: August 8, 2012	By:	/s/ Anthony A. Paciulli
Anthony A. Paciulli
President and Chief Executive Officer